UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 17, 2010

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2009 of OGE Energy Corp.’s subsidiary, Oklahoma Gas and Electric Company (the “Company”), the Company submitted a proposed agreement to the Oklahoma Department of Environmental Quality (“ODEQ”) in order to satisfy the Best Available Retrofit Technology (“BART”) requirements aimed at addressing visibility improvement at federally protected parks and wilderness areas around the United States under the U.S. Environmental Protection Agency’s (“EPA”) regional haze rules.  The ODEQ announced on February 18, 2010 that it had signed the proposed agreement and included the agreement in Oklahoma’s regional haze state implementation plan (“SIP”) that it submitted to the EPA for approval.

A detailed discussion of the proposed agreement was included in the Form 10-K.  There were no changes to the proposed agreement.  A copy of the agreement is attached in OGE Energy Corp.’s Form 8-K filed on February 23, 2010 as Exhibit 99.01 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01
Agreement, dated February 17, 2010, between Oklahoma Gas and Electric Company and Oklahoma Department of Environmental Quality. (Filed as Exhibit 99.01 to OGE Energy’s Form 8-K filed February 23, 2010 (File No. 1-12597) and incorporated by reference herein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

February 23, 2010